Exhibit 10.8.2

SECOND AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER

        THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER, dated as of May 15, 2006 (this “Amendment”), is by and among BRADLEY PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”), those Domestic Subsidiaries of the Borrower identified as “Guarantors” on the signature pages hereto and such other Domestic Subsidiaries of the Borrower as may from time to time become a party hereto (collectively, the “Guarantors”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

        WHEREAS, the Borrower, the Guarantors, the lenders party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of November 14, 2005 (as amended, restated, amended and restated, modified or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement unless otherwise defined herein);

        WHEREAS, the Borrower has failed to deliver to the Administrative Agent annual financial statements for the fiscal year ended December 31, 2005 by April 30, 2006, in violation of Section 5.1(a) of the Credit Agreement (the “Section 5.1(a) Event of Default”);

        WHEREAS, the Borrower has failed to become a Current Filer by April 30, 2006, in violation of Section 5.14(b) of the Credit Agreement (the “Section 5.14(b) Event of Default”; and together with the Section 5.1(a) Event of Default, the “Acknowledged Events of Default”);

        WHEREAS, the Borrower has requested the Required Lenders (a) waive the Acknowledged Events of Default, (b) notwithstanding the Acknowledged Events of Default, allow the Borrower to continue outstanding LIBOR Rate Loans (“LIBOR Continuation”), and (c) amend certain provisions of the Credit Agreement; and

        WHEREAS, the Required Lenders are willing to waive the Acknowledged Events of Default, consent to the LIBOR Continuation and amend the Credit Agreement, in each case subject to the terms and conditions hereof.

        NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1
WAIVER AND CONSENT

        1.1 Waiver of Acknowledged Events of Default. Notwithstanding the provisions of the Credit Agreement to the contrary, the Required Lenders hereby waive, on a one-time basis, the Acknowledged Events of Default.

        1.2 Consent. Notwithstanding the provisions of the Credit Agreement to the contrary, the Required Lenders hereby consent, on a one-time basis, to the LIBOR Continuation.

        1.3 Effectiveness of Waiver and Consent. The waiver and consent set forth in Section 1.1 and Section 1.2 shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a waiver of any breach or default other than as specifically waived herein nor as a waiver of any breach or default of which the Lenders have not been informed by the Borrower, (b) affect the right of the Lenders to demand compliance by the Borrower with all terms and conditions of the Credit Agreement, except as specifically modified or waived herein, (c) be deemed a waiver of any transaction or future action on the part of the Borrower requiring the Lenders’ or the Required Lenders’ consent or approval under the Credit Agreement, or (d) except as waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Administrative Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Credit Document, whether arising as a consequence of any Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

        1.4 Acknowledgement of Default Rate. Notwithstanding the provisions of the Credit Agreement to the contrary, the Lenders acknowledge that the Borrower shall not be required to pay the default interest set forth in Section 2.9 of the Credit Agreement as to the Acknowledged Events of Default; provided, however, if the Borrower fails to (a) deliver to the Administrative Agent the financial statements referred to in Section 5.1(a) of the Credit Agreement for the fiscal year ended December 31, 2005 and (b) file all required financial statements on Form 10-K with the SEC for the fiscal year ended December 31, 2005, in each case by May 31, 2006, the Borrower hereby agrees to pay such default interest on a retroactive basis beginning on May 1, 2006.

SECTION 2
AMENDMENTS

        2.1 New Definition. The following definition is hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Second Amendment Effective Date” shall mean May 15, 2006.

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        2.2 Amendment to Section 1.1. The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

”Consolidated EBITDA” shall mean, for any period, the sum of (i) Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense, (B) total federal, state, local and foreign income, value added and similar taxes, (C) depreciation, amortization expense and (D) certain one-time professional and legal fees and non-cash items incurred during such period, as set forth on Schedule 1.1-4, plus (iii) the Initial MediGene Payment to the extent classified as an expense in accordance with GAAP, minus (iv) any non-cash reduction in any reserve account of a Credit Party during such period, all as determined in accordance with GAAP.

        2.3 Amendment to Section 1.1. The definition of “Current Filer” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Current Filer” shall mean the Borrower has filed all required financial statements on Form 10-Q and Form 10-K with the SEC (including, without limitation, the Borrower’s annual financial statements on Form 10-K for its fiscal year ended December 31, 2005 and the Borrower’s quarterly financial statements on Form 10-Q for its fiscal quarter ended March 31, 2006).

        2.4 Amendment to Section 1.1. Clause (vii) in the definition of “Permitted Investments” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(vii) Investments existing as of the Second Amendment Effective Date, as set forth on Schedule 1.1-2 and any refinancing or replacement of any such Investment in a principal or initial amount not to exceed the principal or outstanding amount of such Investment (plus accrued interest thereon) at the time of such refinancing or replacement; provided that such refinancing or replacement Investment shall (A) have substantially the same tenor and be substantially the same type of Investment as the Investment refinanced or replaced or other Permitted Investment and (B) have the same or higher rating or credit quality as the Investment refinanced or replaced or other Permitted Investment;

        2.5 Amendment to Section 5.1(a). Section 5.1(a) is hereby amended and restated in its entirety to read as follows:

(a) Annual Financial Statements. Subject to the terms of Section 5.14(a), as soon as available, and in any event no later than the earlier of (i) the date the Borrower is required by the SEC to deliver its Form 10-K for any fiscal year of the Borrower and (ii) ninety (90) days after the end of each fiscal year of the Borrower (provided that such financial statements for the fiscal year ended December 31, 2005 shall be delivered, and

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the corresponding Form 10-K shall be filed with the SEC, no later than May 31, 2006), a copy of the consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such year, audited (with respect to the consolidated statements only) by a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent, in each case setting forth in comparative form consolidated and consolidating figures for the preceding fiscal year, reported on without a “going concern” or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification;

        2.6 Amendment to Section 5.1(b). Section 5.1(b) is hereby amended and restated in its entirety to read as follows:

(b) Quarterly Financial Statements. As soon as available, and in any event no later than the earlier of (i) the date the Borrower is required by the SEC to deliver its Form 10-Q for each of the first three fiscal quarters of the Borrower and (ii) forty-five (45) days after the end of each of the first three fiscal quarters of the Borrower, a company-prepared consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such period and related company-prepared consolidated statements of income and retained earnings and cash flows for the Borrower and its consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments) and including management discussion and analysis of operating results inclusive of operating metrics in comparative form and a summary of accounts receivable and accounts payable aging reports in form satisfactory to the Lenders; provided that (i) once the Borrower is a Current Filer, the Borrower shall complete all Compliance Certificates based on financial information set forth in the Borrower’s quarterly and annual financial statements on Form 10-Q and Form 10-K as filed with the SEC and (ii) with respect to the fiscal quarter ended March 31, 2006, the Borrower shall deliver such quarterly financial statements on or before June 30, 2006;

        2.7 Amendment to Section 5.1(d). Section 5.1(d) is hereby amended and restated in its entirety to read as follows:

(d) Annual Budget Plan. As soon as available, but in any event within forty-five days (45) after the end of each fiscal year (provided that such annual budget for the fiscal year ending December 31, 2006 shall be delivered no later than June 30, 2006), a copy of the detailed annual budget or plan including cash flow projections of the Borrower for the next fiscal year on a quarterly basis, in form and detail reasonably acceptable to the Administrative Agent and the Required Lenders, together with a

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summary of the material assumptions made in the preparation of such annual budget or plan;

        2.8 Amendment to Section 5.9(c). Section 5.9(c) is hereby amended and restated in its entirety to read as follows:

(c) Minimum Cash Balance. The Borrower shall have not less than (a) until the Borrower becomes a Current Filer, $45,000,000 and (b) once the Borrower becomes a Current Filer, $25,000,000, in each case of unrestricted cash, Cash Equivalents and, to the extent they are not classified as Cash Equivalents, Investments permitted by clause (vii) of the definition of “Permitted Investments” in an account(s) at Wachovia Bank, National Association and/or in which the Administrative Agent has a perfected security interest under the UCC (the “Controlled Accounts”). Until the Borrower (i) is a Current Filer and (ii) upon becoming a Current Filer, has demonstrated compliance with each of the financial covenants set forth in this Section 5.9, the Borrower agrees that, regardless of whether a Default or Event of Default has occurred and is continuing, the Administrative Agent will exercise exclusive control over the Controlled Accounts and any withdrawal from the Controlled Accounts will be subject to the Administrative Agent’s consent.

        2.9 Amendment to Section 5.14(b). Section 5.14(b) is hereby amended and restated in its entirety to read as follows:

(b) The Borrower shall be a Current Filer by June 30, 2006.

        2.10 Amendment to Schedule 1.1-2. Schedule 1.1-2 to the Credit Agreement is hereby amended and restated in its entirety to read as Schedule 1.1-2 attached hereto.

SECTION 3
CONDITIONS TO EFFECTIVENESS

        3.1 Conditions to Effectiveness. This Amendment shall be and become effective as of the date first above written upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a) Executed Amendment. Receipt by the Administrative Agent of a copy of this Amendment duly executed by each of the Credit Parties and the Administrative Agent, on behalf of the Required Lenders.

(b) Executed Consents. Receipt by the Administrative Agent of executed consents from the Required Lenders (each a “Lender Consent”) authorizing the Administrative Agent to enter into this Amendment on their behalf.

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(c) Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

SECTION 4
MISCELLANEOUS

        4.1 Representations and Warranties. Each of the Credit Parties represents and warrants as follows as of the date hereof, after giving effect to this Amendment:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s valid and legally binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d) The representations and warranties set forth in Article III of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(e) After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f) The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.

(g) The Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

        4.2 Instrument Pursuant to Credit Agreement. This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

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        4.3 Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

        4.4 Survival. Except as expressly modified and amended in this Amendment, all of the terms and provisions and conditions of each of the Credit Documents shall remain unchanged.

        4.5 Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable expenses of the Administrative Agent’s legal counsel.

        4.6 Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

        4.7 Entirety. This Amendment and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

        4.8 Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

        4.9 No Actions, Claims, Etc. As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under this Credit Agreement on or prior to the date hereof.

        4.10 Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

        4.11 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Credit Parties, the Administrative Agent, the Lenders and their respective successors and assigns.

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        4.12 General Release. In consideration of the Administrative Agent entering into this Amendment, each Credit Party hereby releases the Administrative Agent, the Lenders, and the Administrative Agent’s and the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under the Credit Agreement on or prior to the date hereof, except, with respect to any such person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such person’s gross negligence, bad faith or willful misconduct.

        4.13 Consent to Jurisdiction; Service of Process; Arbitration; Waiver of Jury Trial; Waiver of Consequential Damages. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 9.14, 9.15 and 9.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[Signature Pages to Follow]

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BRADLEY PHARMACEUTICALS, INC.
SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER

        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	BRADLEY PHARMACEUTICALS, INC., a Delaware corporation

By: /s/ Daniel Glassman

Name: Daniel Glassman Title: President & CEO

GUARANTORS:	DOAK DERMATOLOGICS, INC., a New York corporation

By: /s/ Daniel Glassman

Name: Daniel Glassman Title: President & CEO

BIOGLAN PHARMACEUTICALS CORP., a Delaware corporation

By: /s/ Daniel Glassman

Name: Daniel Glassman Title: President & CEO

ADMINISTRATIVE AGENT:	WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent on behalf of the Lenders and as a Lender

By: /s/ Scott Santa Cruz

Name: Scott Santa Cruz Title: Director

Schedule 1.1-2
Permitted Investments

Investment Schedule- April 30, 2006
			Investment
UBS Pain Webber Investment	Current Value	Grading	Type	Reset Days
NJ Eco. Dev. Auth	2,000,000	AAA	MUNI Bond	35
NJ ST TPK AUTH	2,000,000	AAA	MUNI Bond	35

Sanford Bernstein & Co ., LLP Holdings
SC ST SCH FACS	711,676	AAA	MUNI Bond	510
MUNICIPAL OBLIGATION FUND	9,721,981	AAA
MUNICIPAL OBLIGATION FUND	19,290	AAA
MUNICIPAL OBLIGATION FUND	876	AAA
MUNICIPAL OBLIGATION FUND	21,054	AAA
MUNICIPAL OBLIGATION FUND	22,208	AAA
MUNICIPAL OBLIGATION FUND	24,660	AAA
MUNICIPAL OBLIGATION FUND	8,208,095	AAA
MUNICIPAL OBLIGATION FUND	28,978	AAA
MUNICIPAL OBLIGATION FUND	45,903	AAA
MUNICIPAL OBLIGATION FUND	41,437	AAA
MUNICIPAL OBLIGATION FUND	931	AAA

RBC Capital
Alaska Stdnt LN AC7	1,000,000	AAA	Muni Bond	35
Idaho Student Ln AA3	1,000,000	AAA	Muni Bond	35
Oklahoma ST STDNT LN	1,000,000	AAA	Muni Bond	35
Tennessee Ed Ln BK8	1,000,000	AAA	Muni Bond	35
Vermont ST Stdnt Assist Corp EX8	1,000,000	AAA	Muni Bond	35
Wyoming Student Ln BJ6	1,000,000	AAA	Muni Bond	35

Smith Barney Citigroup
DELAWARE MINNESOTA MUNI	450,000	AAA	Muni. Bond	25
SCUDDER MUN INCOME TR	615,000	AAA	Muni. Bond	28
VAN KQAMPEN MERRITT TR	3,475,000	AAA	Muni. Bond	12
WAKE CO N.C. PCF AU REVREF	800,000	AAA	Muni. Bond	35
BURLINGTON KANS ENV IMPT	600,000	AAA	Muni. Bond	35
NJ HSG&MTG FIN AGY	1,000,000	AAA	Muni. Bond	35
DTD	2,000,000	AA2	Muni. Bond	35
MASS H&E FACS AU REV	3,000,000	AAA	Muni. Bond	35
SC TSPTN INFRASTR	1,000,000	AAA	Muni. Bond	36
NJ HGHR ED STDNT ASSIST	1,000,000	AAA	Muni. Bond	30
NJ HGHR ED STDNT ASSIST	100,000	AAA	Muni. Bond	30
JACKSONVILLE FLA TAPTN	700,000	AAA	Muni. Bond	35
DTD	200,000	AAA	Muni. Bond	35
NJ HGHR ED STDNT ASSIST	500,000	AAA	Muni. Bond	35
Student LN FDG Corp CINC Ohio	1,000,000	AAA	Muni. Bond	35